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                                                                    Exhibit 4.03


NEITHER THIS WARRANT CERTIFICATE NOR ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT"). THIS WARRANT CERTIFICATE AND THE COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

COMMON STOCK PURCHASE WARRANT CERTIFICATE

Dated May 15, 1997

to Purchase [No.] Shares of Common Stock of

CYBERGUARD CORPORATION

         Cyberguard Corporation, a Florida corporation (the "Company"), hereby certifies that [NAME OF HOLDER], his or her permissible transferees, designees, successors and assigns (collectively, the "Holder"), for value received, is entitled to purchase from the Company at any time commencing on May 15, 1997 and terminating on May 15, 2000 up to [NO.] (#) shares (the "Shares") of the Company's common stock (the "Common Stock"), at $9.90 per Share (the "Exercise Price").

         1.       Exercise of Warrants.

                  (a) Mechanics of Exercise. Upon presentation and surrender of this Common Stock Purchase Warrant Certificate ("Warrant Certificate" or "Certificate"), with the attached Election to Purchase form duly completed, at the principal office of the Company at 2101 West Cypress Creek Road, Ft. Lauderdale, Florida 33309, together with a check payable to the Company in the amount of the Exercise Price multiplied by the number of Shares being purchased, the Company or the Company's Transfer Agent as the case may be, shall deliver to the Holder hereof, certificates of Common Stock which in the aggregate represent the number of Shares being purchased; provided, however, that the Holder may elect to utilize the cashless exercise provisions set forth below in lieu of tendering the Exercise Price in cash. This Warrant Certificate may be exercised in full or in part. In the event of a partial exercise, upon surrender hereof, the Company will deliver to the Holder a new Warrant Certificate or Certificates of like tenor and dated the date hereof entitling the Holder to purchase the number of Shares represented by this Certificate which have not been exercised and entitling the Holder to receive registration rights with respect to such Shares.

                  (b) Cashless Exercise. Notwithstanding the foregoing provision regarding payment of the Exercise Price in cash, the Holder may elect to receive a reduced number of Shares in lieu of tendering the Exercise Price in cash. In such case, the number of Shares to be issued to the Holder shall be computed using the following formula:

                                    X = Y(A-B)

                                            A

where:   X = the number of Shares to be issued to the Holder;



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                  Y = the number of Shares to be exercised under this Warrant
Certificate;
                  A = the Market Value (defined below) of one share of Common Stock; and
                  B = the Exercise Price.

As used herein, "Market Value" refers to the closing bid price of the Common Stock (as reported by Bloomberg, L.P.) on the day before the Election to Purchase and this Warrant Certificate are duly surrendered to the Company for a full or partial exercise hereof. Notwithstanding the foregoing definition, if the Common Stock is not listed on a national securities exchange or quoted in the Nasdaq System at the time said Election to Purchase is submitted to the Company in the foregoing manner, the Market Value of the Common Stock shall be as determined in good faith by the Board of Directors of the Company, unless the Company shall become subject to a merger, acquisition, or other consolidation pursuant to which the Company is not the surviving entity, in which case the Market Value of the Common Stock shall be deemed to be the value received by the Company's common shareholders pursuant to the Company's acquisition.

         2. Exchange and Transfer. At any time prior to the full exercise hereof, this Certificate may be exchanged upon presentation and surrender to the Company for another Certificate or Certificates of like tenor in the name of the Holder. The replacement Certificate(s) shall be exercisable for the aggregate number of Shares as the Certificate or Certificates surrendered.

         3. Rights and Obligations of the Holder of this Certificate. The Holder of this Certificate shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, that in the event any certificate representing shares of Common Stock or other securities is issued to the Holder upon exercise of some or all of the Warrants, such Holder shall be deemed for all purposes to have become the holder of record of such Common Stock on the date on which this Certificate, together with a duly completed Election to Purchase form, was surrendered and payment of the aggregate Exercise Price was made, irrespective of the date of delivery of such share certificate.

         4.       Adjustments.

                  (a) Stock Dividends, Reclassifications, Recapitalizations, Etc. In the event the Company: (i) pays a dividend in Common Stock or makes a distribution in Common Stock, (ii) subdivides its outstanding Common Stock into a greater number of shares, or (iii) combines its outstanding Common Stock into a smaller number of shares (including a recapitalization in connection with a consolidation or merger in which the Company is the continuing corporation), then (1) the Exercise Price on the record date of such division or the effective date of such action shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and
(2) the number of shares of Common Stock for which this Warrant Certificate may be exercised immediately before such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the Exercise Price immediately before such event and the denominator of which is the Exercise Price immediately after such event.

                  (b) Consolidations, Mergers. In the event of any consolidation or merger of the Company with or into another corporation (other than any




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consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares or other stock or other securities or property), or the sale or transfer of the property of the Company as an entirety or substantially as an entirety, there shall be deliverable upon exercise of this Certificate (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock which would otherwise have been deliverable upon the exercise of this Warrant Certificate would have been entitled upon such action if this Warrant Certificate had been exercised immediately prior to such action.

                  (c) Other Adjustments. If the event of any other transaction of the type contemplated by this Section 4, but not expressly provided for by the provisions hereof, the Board of Directors of the Company will make appropriate adjustment in the Exercise Price so as to equitably protect the rights of the Holder.

                  (d) No Impairment of Holder's Rights. The Company will not, by amendment of its certificate of incorporation or bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant Certificate, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment.

         5.       Company's Representations.

                  (a) The Company covenants and agrees that all shares of Common Stock issuable upon exercise of this Warrant Certificate will, upon delivery, be duly and validly authorized and issued, fully-paid and non-assessable.

                  (b) The Company covenants and agrees that it will at all times reserve and keep available an authorized number of shares of its Common Stock and other applicable securities sufficient to permit the exercise in full of all outstanding options, warrants and rights, including this Warrant Certificate.

         6. Registration Rights. In the event the Company files a Registration Statement with the Securities and Exchange Commission for registration of any shares of the Common Stock, the Company agrees to include the number of shares of Common Stock represented by this Warrant Certificate in any such Registration Statement.

         7. Issuance of Certificates. Within three (3) days of receipt of a duly completed Election to Purchase form, together with this Certificate and payment of the Exercise Price, if applicable, the Company, at its expense, will cause to be issued in the name of and delivered to the holder of this Warrant, a certificate or certificates for the number of fully paid and non-assessable Shares of Common Stock to which that holder shall be entitled on such exercise. In lieu of issuance of a fractional share upon any exercise hereunder, the Company will pay the cash value of that fractional share, calculated on the basis of the Exercise Price. Prior to registration of the shares of Common Stock underlying this Warrant Certificate, all such certificates shall bear a restrictive legend to the effect that the Shares represented by such certificate have not been registered under the 1933 Act, and that the Shares may not be sold or transferred in the absence of such registration or an exemption therefrom,


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such legend to be substantially in the form of the bold-face language appearing at the top of Page 1 of this Warrant Certificate.

         8. Disposition of Warrants or Shares. The Holder of this Warrant Certificate, each transferee hereof, and any holder and transferee of any Shares, by its acceptance thereof, agrees that no public distribution of Warrants or Shares will be made in violation of the provisions of the 1933 Act. Furthermore, it shall be a condition to the transfer of the Warrants that any transferee thereof deliver to the Company its written agreement to accept and be bound by all of the terms and conditions contained in this Warrant Certificate.

         9. Notices. Except as otherwise specified herein to the contrary, all notices, requests, demands and other communications required or desired to be given hereunder shall only be effective if given in writing by certified or registered U.S. mail with return receipt requested and postage prepaid; by private overnight delivery service (e.g. Federal Express); by facsimile transmission (if no original documents or instruments must accompany the notice); or by personal delivery. Any such notice shall be deemed to have been given (a) on the business day immediately following the mailing thereof, if mailed by certified or registered U.S. mail as specified above; (b) on the business day immediately following deposit with a private overnight delivery service if sent by said service; (c) upon receipt of confirmation of transmission if sent by facsimile transmission; or (d) upon personal delivery of the notice. All such notices shall be sent to the following addresses (or to such other address or addresses as a party may have advised the other in the manner provided in this Section 9):

                  If to the Company:

                  Mr. Patrick Wheeler
                  Chief Financial Officer
                  Cyberguard Corporation
                  2101 West Cypress Creek Road
                  Ft. Lauderdale, FL  33309
                  Phone:  (954) 973-5478
                  Fax:  (954) 973-5160

                  If to the Holder:

                  [NAME]
                  c/o Shoreline Pacific
                  3 Harbor Drive, Suite 211
                  Sausalito, CA  94965
                  Phone:  (415) 332-7800
                  Fax:  (415) 332-7808

Notwithstanding the time of effectiveness of notices set forth in this Section, an Election to Purchase shall not be deemed effectively given until it has been duly completed and submitted to the Company together with the original Warrant Certificate to be exercised and payment of the Exercise Price (if applicable) in a manner set forth in this Section.

         10. Governing Law. This Warrant Certificate and all rights and obligations set forth hereunder shall be deemed to be made under and governed by the laws of the State of California without giving effect to the conflicts of laws provisions. The parties hereby irrevocably consent to the personal



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jurisdiction of and venue in any state or federal court located in the State of
California, County of San Francisco or Marin.

         11. Successors and Assigns. This Warrant Certificate shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         12. Headings. The headings of various sections of this Warrant Certificate have been inserted for reference only and shall not be a part of this Certificate.

         13. Severability. If any provision of this Warrant Certificate is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant Certificate, and the balance hereof shall be interpreted as if such provision were so excluded.

         14. Lost Warrants. The Company covenants to the Holder that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate or any stock certificate issued pursuant to the exercise hereof and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of such Warrant Certificate or stock certificate, the Company will make and deliver a new Warrant Certificate or stock certificate of like tenor in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate or stock certificate.

         15. Modification and Waiver. This Warrant Certificate and any provision hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or by facsimile, by one of its officers thereunto duly authorized.

                                            Cyberguard Corporation:



Date:_________________                      By:_________________________________
                                                     Patrick Wheeler
                                                     Chief Financial Officer




ELECTION TO PURCHASE

To Be Executed by the Holder
in Order to Exercise the Common Stock
Purchase Warrant Certificate

         The undersigned Holder hereby elects to exercise _______ of the Warrants represented by this Common Stock Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that certificates for securities be issued in the name of:

                  ----------------------------------------------------------

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                 (Please type or print name and address)

        ----------------------------------------------------------
        ----------------------------------------------------------
        ----------------------------------------------------------
               (Social Security or Tax Identification Number)

and delivered to:
                 --------------------------------------------------------------
----------------------------------------------------------------------------- .
        (Please type or print name and address if different from above)

If such number of Warrants shall not be all the Warrants evidenced by this Common Stock Warrant Certificate, a new Common Stock Warrant Certificate for the balance of such Warrants shall be registered in the name of, and delivered to, the Holder at the address stated below.

         In full payment of the purchase price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby: (check one)

                  1. tenders payment of $__________ by check, money order or wire transfer payable in United States currency to the order of Cyberguard Corporation; or

                  2.       elects to utilize the cashless exercise provisions of
                           Section 1 of this Certificate in lieu of tendering a cash payment to Cyberguard Corporation.

                                    HOLDER:



Dated:___________________           By:_____________________________________
                                           Name:
                                           Title:

Common Stock Purchase Warrant Certificate
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Common Stock Purchase Warrant Certificate
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